UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2015

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	90-0902741
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 6, 2015, we held our Annual Meeting of Stockholders to elect five members to our Board of Directors to hold office until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified; to approve on an advisory (non-binding) basis, the Company’s executive compensation; and to approve on an advisory (non-binding) basis, the frequency of stockholder voting on the Company’s executive compensation.

At the Annual Meeting, Seamus Lagan, Christopher E. Diamantis, Benjamin Frank, Michael L. Goldberg, and Robert Lee were elected to serve as directors of our Company; the stockholders approved on an advisory (non-binding) basis, our executive compensation; and the stockholders approved on an advisory (non-binding) basis that the frequency of stockholder voting on executive compensation be set at three years. The vote totals are set forth below. There were no broker non-votes recorded with respect to any proposal.

	Votes	Votes Withheld
Seamus Lagan	29,255,542	32,611
Christopher E. Diamantis	29,271,407	16,746
Benjamin Frank	29,285,718	2,435
Michael L. Goldberg	29,273,128	15,025
Robert Lee	29,257,382	30,771

Approval on an advisory (non-binding) basis, the Company’s executive compensation:

Votes For	29,252,707
Votes Against	33,011
Abstentions	2,435

Approval on an advisory (non-binding) basis the frequency of stockholder voting on the Company’s executive compensation:

Every Year
Votes For	2,861,527
Every Two Years
Votes For	2,140
Every Three Years
Votes For	26,419,351
Abstentions	5,135

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2015	MEDYTOX SOLUTIONS, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan Chief Executive Officer (principal executive officer)